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                                                                    Exhibit 99-e





                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549


                                  FORM 11-K


                   ANNUAL REPORT PURSUANT TO SECTION 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



                 For the fiscal year ended December 31, 1994



             SLAUTTERBACK CORPORATION 401(k) PROFIT SHARING PLAN
                           (Full title of the Plan)



                             NORDSON CORPORATION
           (Name of issuer of securities held pursuant to the Plan)

                              28601 Clemens Road
                            Westlake, Ohio  44145
                   (Address of principal executive office)
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                 In accordance with Rule 12d-21, the financial statements and exhibits required by Form 11-K with respect to the Plan will be filed as an amendment to the annual report within 180 days after the Plan's fiscal year end.




                                   Signature


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.


                                          NORDSON CORPORATION





                                     By:  /s/ Nicholas D. Pellecchia
                                          -------------------------------------
                                          Nicholas D. Pellecchia
                                          Vice President-Finance and Treasurer
                                          Nordson Corporation



Date:  January 26, 1995